UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 11, 2008

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 11, 2008, the Board of Directors of IRIDEX Corporation (the “Company”) adopted a 2009 employee incentive payment program (the “2009 Incentive Program”). The 2009 Incentive Program was adopted to provide cash incentive payouts to all eligible employees based upon Company and individual performance. Executive officers and all other employees in good standing, except for commissioned sales personnel, are eligible to participate in the 2009 Incentive Program.

Funding for the 2009 Incentive Program is triggered when the Company achieves a minimum threshold of annual Operating Income, as determined by the Company’s Board of Directors (the “Targeted Operating Income”). When the Company’s annual Operating Income, after accounting for the cost of the incentive payout pool, is equal to or greater than the Targeted Operating Income, ten percent (10%) of the Company’s net Operating Income before the amount of the incentive payout pool will be allocated to fund the 2009 Incentive Program. If the annual Operating Income after accounting for the cost of the incentive payout under the above calculation is less than the Targeted Operating Income, the percentage allocated to the incentive payout pool is reduced appropriately to result in annual Operating Income after accounting for the cost of the incentive payout pool to be equal to the Targeted Operating Income. By way of examples, if the Company has a Targeted Operating Income of $1 million and an actual annual Operating Income of $1.5 million, the 2009 Incentive Program payout pool will be $150,000. However, if the Company has an actual annual Operating Income of $1.1 million, the 2009 Incentive Program payout pool will be $100,000. Operating Income is defined as gross profits less operating expenses and therefore does not include other income or expenses or taxes.

The 2009 Incentive Program provides for profit sharing/bonus payouts. Profit sharing/bonus payouts under the 2009 Incentive Program are calculated formulaically for each employee based upon the following factors: (1) Operating Income achieved by the Company, (2) the employee’s salary, (3) the employee’s grade level, (4) the employee’s individual performance during the year and (5) the number of months of service the employee has provided to the Company during the year. The Compensation Committee of the Board of Directors will approve the profit sharing/bonus distributions determined by senior management.

2009 Incentive Program payouts will be paid following the end of the fiscal year through profit sharing/bonus payouts by March 15 of the following year.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	2009 Employee Incentive Program Summary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ Theodore A. Boutacoff
Name: Theodore A. Boutacoff
Title: President, Chief Executive Officer and Chairman

Date: December 16, 2008

Exhibit Index

Exhibit No.	Description
99.1	2009 Employee Incentive Program Summary